      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1994
                                                        REGISTRATION NO.
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                         ANADARKO PETROLEUM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                     76-0146568
    (STATE OR OTHER JURISDICTION                        (I.R.S.  EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                  17001 NORTHCHASE DRIVE, HOUSTON, TEXAS 77060
             (ADDRESS OF  PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)

                                ---------------

                           1993 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                ---------------

                                 SUZANNE SUTER
                             17001 NORTHCHASE DRIVE
                              HOUSTON, TEXAS 77060
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                ---------------

                                 (713) 875-1101
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                                      Proposed
                                                                  Proposed             maximum
        Title of                                                  maximum             aggregate
     securities to                       Amount to be          offering price         offering            Amount of
      be registered                       registered            per share(*)          price(*)         registration fee
- -----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.10  par value,
 and Rights attached thereto          4,000,000 shares            $52.4375          $209,750,000           $72,328

=======================================================================================================================

(*) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting system on July 1, 1994.

================================================================================

                                    PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Anadarko Petroleum Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-8968) are incorporated herein by reference: (a) Form 8-A, filed on September 4, 1986, for registration of Common Stock, (b) Form 8-A, filed on October 5, 1988, for registration of Series A Preferred Stock Purchase Rights, (c) Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (the "Form 10-K"), which contains the consolidated financial statements of the Company and its subsidiaries, (d) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994, and (e) Form 10-K/A, dated June 28, 1994, which contains the Annual Report of the Anadarko Employee Savings Plan on Form 11-K. All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The consolidated financial statements and schedules of the Company and subsidiaries as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 incorporated by reference in the Registration Statement have been incorporated herein in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides for indemnification of officers and directors under certain conditions.

         Article IX of the By-Laws of the Company provides for indemnification of officers and directors to the fullest extent which may be provided by a by-law under applicable law.

         The Company maintains insurance for officers and directors of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, under insurance policies, the premiums of which are paid by the Company. The effect of these is to indemnify any officer or director of the Registrant against expenses, judgments, attorney's fees and other amounts paid in settlements incurred by an officer or director upon a determination that such person acted in good faith.

ITEM 8.  EXHIBITS.

         Exhibits not incorporated by reference to a prior filing are designated by an asterisk (*) and are filed herewith; all exhibits not so designated are incorporated by reference to a prior filing as indicated.

         *4.1    Revolving Credit Agreement, Dated as of May 24, 1994

         *4.2    364-Day Credit Agreement, Dated as of May 24, 1994

         *5      Opinion of Counsel to the Company.

         *23 Consent of KPMG Peat Marwick, Independent Certified Public Accountants.

         *24     Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

                 (a)  The undersigned registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)  To include any prospectus required by
                          Section 10(a)(3) of the Securities Act of 1933;

                                  (ii)  To reflect in the prospectus any facts
                          or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                  (iii)  To include any material information
                          with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 8th day of July, 1994.

                                        ANADARKO PETROLEUM CORPORATION


                                        By  /s/ ROBERT J. ALLISON, JR.
                                                Robert J. Allison, Jr.
                                          Chairman of the Board, President
                                             and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 8, 1994:

                 Signature                                Title
                 ---------                                -----

  (i)  Principal executive officer:*


        /s/ ROBERT J. ALLISON, JR.                Chairman of the Board,
            Robert J. Allison, Jr.                  President and Chief
                                                    Executive Officer


 (ii)  Principal financial officer:*


          /s/ MICHAEL E. ROSE                     Senior Vice President,
              Michael E. Rose                       Finance and Chief
                                                    Financial Officer


(iii)  Principal accounting officer:*


          /s/ JAMES R. LARSON                     Controller
              James R. Larson

 (iv)  Directors:*


           /s/ ROBERT J. ALLISON, JR.
               Robert J. Allison, Jr.

               /s/ LARRY BARCUS
                   Larry Barcus

               /s/ RONALD BROWN
                   Ronald Brown

              /s/ JAMES L. BRYAN
                  James L. Bryan

              /s/ JOHN R. GORDON
                  John R. Gordon

              /s/ CONRAD P. ALBERT
                  Conrad P. Albert


*Signed on behalf of the registrant and each of these persons:


By          /s/ SUZANNE SUTER
     (Suzanne Suter, Attorney-in-Fact)

                              INDEX TO EXHIBITS.


         Exhibits not incorporated by reference to a prior filing are designated by an asterisk (*) and are filed herewith; all exhibits not so designated are incorporated by reference to a prior filing as indicated.

         *4.1    Revolving Credit Agreement, Dated as of May 24, 1994

         *4.2    364-Day Credit Agreement, Dated as of May 24, 1994

         *5      Opinion of Counsel to the Company.

         *23 Consent of KPMG Peat Marwick, Independent Certified Public Accountants.

         *24     Powers of Attorney.